Exhibit 99.1

FOR IMMEDIATE RELEASE

Three Steadfast REITs Complete Merger

Transactions create a $3.4 billion REIT focused on moderate income apartments

Irvine, Calif., March 6, 2020 - Steadfast Apartment REIT, Inc. (“STAR”) announced today that it completed its mergers with each of Steadfast Income REIT, Inc. (“SIR”) and Steadfast Apartment REIT III, Inc. (“STAR III”). Following the mergers, STAR has approximately $3.4 billion in gross real estate assets.

“We appreciate the confidence of our stockholders who voted overwhelmingly in favor of these transactions,” said Rodney F. Emery, chairman of Steadfast Apartment REIT. “As a result, STAR has an enhanced and diversified portfolio that is concentrated in high growth markets. Additionally, we now expect better access to attractive capital sources that can be used to drive future growth opportunities.”

“We look forward to pursuing additional value creation opportunities as a robust company with increased cash flow and a strong balance sheet,” added Ella Neyland, president of Steadfast Apartment REIT. “We are pleased that stockholders may participate in the potential benefits of a larger, stronger combined company with a bright future.”

In exchange for each share of SIR and STAR III common stock, SIR and STAR III stockholders received 0.5934 and 1.43 shares, respectively, of STAR common stock, which is equivalent to $9.40 per SIR share and $22.65 per STAR III share, based on STAR’s most recent estimated value per share of $15.84. As a result of the completion of the transactions, STAR, SIR and STAR III stockholders own approximately 48.1%, 40.6% and 11.3% of the combined company, respectively.

About Steadfast Apartment REIT, Inc.

Steadfast Apartment REIT, Inc. owns and operates a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets across the United States. STAR is a public, non-traded corporation that has elected to be taxed and currently qualifies as a real estate investment trust. STAR is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

Advisors

BMO Capital Markets served as the financial advisor to SIR’s Special Committee of the Board of Directors, Houlihan Lokey served as the financial advisor to STAR III’s Special Committee of the Board of Directors and Robert A. Stanger & Company Inc. served as the financial advisor to STAR’s Special Committee of the Board of Directors, Proskauer Rose LLP acted as legal counsel to SIR’s Special Committee of the Board of Directors, DLA Piper US LLP acted as legal counsel to STAR III’s Special Committee of the Board of Directors, Venable LLP acted as legal counsel to STAR’s Special Committee of the Board of Directors, and Morrison & Foerster LLP acted as legal counsel to STAR.

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Page 2 – Steadfast Completes REIT Mergers

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from STAR’s expectations include, but are not limited to, availability of suitable investment opportunities; changes in interest rates, the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely impact the business of STAR; and other factors, including those described under the section entitled “Risk Factors” in STAR’s Annual Report on Form 10-K for the year ended 2018, and subsequent quarterly reports filed on form 10-Q with the SEC, copies of which are available at www.sec.gov. STAR undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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